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                                                                   Exhibit 10.10

                               AMENDMENT TO LEASE

     THIS AMENDMENT TO LEASE ("Amendment") dated January 7, 2004, by and between CEDAR BROOK CORPORATE CENTER, L.P., having an office at 1000 Eastpark Boulevard, Cranbury, NJ 08512, (hereinafter called the "Landlord"); and VALERA PHARMACEUTICALS, INC., having an office at 8 Clarke Drive, Cranbury, NJ 08512 (hereinafter called the "Tenant").

                                   WITNESSETH:-

     WHEREAS, The Landlord and the Tenant's predecessor, National Patent Development Corporation, entered into a Lease Agreement dated October 8, 1997 (the "Original Lease" and, together with this Amendment, the "Lease"), for 15,472 square feet which comprises a portion of the building located at 8 Clarke Drive (formerly known as 8 Cedar Brook Drive), Cranbury, NJ 08512 (the "Building"), and which consists of 12,472 square feet of office and laboratory/production space (the "Original Space") and 3,000 square feet of Reserved Space (as defined in the Original Lease); and

     WHEREAS, Tenant now desires to upgrade the Original Space that it leases from Landlord and also desires to occupy other space in the Building; and

     WHEREAS, the parties wish to amend the Original Lease.

     NOW, THEREFORE, the parties hereto covenant and agree as follows:

     1.

          a. Landlord and Tenant have agreed upon certain improvements to be made by Landlord to the Original Space. Annexed hereto as Exhibit A are plans, which have been prepared by Michael Freund on behalf of the Tenant and which have been approved by Landlord (the "Plans"), that shall serve as the basis for such improvements (the "Upgrade Improvements").
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          b. The Landlord shall provide all necessary labor and materials and perform all the work required for the Upgrade Improvements. The Landlord shall supervise and direct the work on the Upgrade Improvements using Landlord's best skill and attention, and Landlord shall be solely responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Upgrade Improvements. Landlord shall complete the construction of the Upgrade Improvements in a good and workmanlike manner and in substantial accordance with Plans, as the Plans may be amended, modified and supplemented by any Change Orders.

          c. Based on the approved Plans, the parties have agreed on a Construction Budget for the Upgrade Improvements, which is attached hereto as Exhibit B, totaling $730,000.00, all of which shall be funded by Landlord. The only addition to the amount to be funded by Landlord shall be the actual fees charged by the Township of Cranbury for construction permits and the Council on Affordable Housing ("COAH") fee in connection with the Upgrade Improvements, neither of which will be determined by the municipality until after the Landlord applies for the construction permits. Tenant shall pay said construction permit and COAH fees within ten (10) days of the date Tenant receives an invoice therefore or at such later date as such fees are due.

          d. Landlord shall use its best efforts to achieve Substantial Completion of the Upgrade Improvements on or about April 1, 2004, subject to delays resulting from any Change Orders and force majure (as described in Paragraph 22 of the Original Lease). For purposes of this Amendment, "Substantial Completion," shall mean the issuance of a Permanent or Temporary Certificate of Occupancy with respect to the Upgrade Improvements issued by the Township of Cranbury; provided, however, that the issuance of a Temporary Certificate of


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Occupancy with respect to the Upgrade Improvements shall not relieve Landlord of its obligation to obtain a Permanent Certificate of Occupancy.

          e. Neither the Construction Budget nor the Plans shall be changed or altered in any way except by change order approved in writing by Landlord and Tenant ("Change Order"), which Change Orders shall include the cost or credit to the Tenant, if any, and the delay, if any, in the date for Substantial Completion and the Increase Rent Commencement Date (as defined below). Change Orders shall be valid and binding upon Landlord and Tenant only if executed and delivered by both Landlord and Tenant prior to commencement of the work reflected thereby. The Landlord shall have the right to substitute for the materials and equipment required by the Plans, materials and equipment of equal quality and standard, provided that said substitutions: (i) conform with applicable building codes, (ii) are the subject of a Change Order, and (iii) do not result in any cost to Tenant or any delay in the date for Substantial Completion.

          f. In the event that any Change Order results in a net increase to the construction costs set forth in the Construction Budget, then Landlord shall submit an invoice to Tenant in the amount of such net increase and Tenant shall pay the invoice within ten (10) days of receipt. In the event Tenant fails to pay Landlord within the ten-day period, Landlord shall not be obligated to continue work on the Upgrade Improvements until such invoice is paid. Any such failure to pay shall constitute a default under this Lease, but shall not delay the obligation of the Tenant to pay the increased Base Rent set forth hereafter, from the Increased Rent Commencement Date. In the event that Tenant fails to pay Landlord, upon Substantial Completion of the Upgrade Improvements, a sum equal to any outstanding charges for Change Orders, such failure shall constitute a default under this Lease; and Tenant shall commence payment of the increased Base Rent for the Original Space in accordance with Paragraph 2; and


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Landlord shall be entitled to all rights and remedies available hereunder, at law or in equity, which rights shall be cumulative. All sums so owing to Landlord shall constitute Additional Rent and shall be subject to the imposition of late charges as provided in this Lease.

          g. Tenant shall be responsible for providing Landlord with, and bearing the cost of, sufficient copies of the Plans and any revisions thereto, so that Landlord may obtain the necessary permits and manage the construction of the Upgrade Improvements. In the event any Change Orders require amendment, modification or supplement to the Plans, Tenant shall be responsible for all costs related to the preparation and reproduction of such amendments, modifications or supplements. After Substantial Completion, Tenant shall be responsible for all costs related to the reproduction of "as built" Plans.

          h. Except for postponements of the Increased Rent Commencement Date resulting from delays in the Substantial Completion of the Upgrade Improvements, no payment or allowance of any kind shall be claimed by Tenant, or made to the Landlord, as compensation for damages on account of any delay from any cause in the Substantial Completion of the Upgrade Improvements, whether such delay be avoidable or unavoidable, anything in this Agreement inconsistent herewith or to the contrary notwithstanding.

          i. Landlord shall deliver the Upgrade Improvements free of all waste materials, rubbish, tools, equipment signs, and surplus materials, in a broom clean condition substantially similar to the condition of the Original Space existing on the date hereof. Within thirty (30) days after the date of Substantial Completion of the Upgrade Improvements, Tenant shall give Landlord written notice of incomplete or defective details of construction, mechanical adjustment or decoration (the "Punchlist Items"), which Punchlist Items shall be completed or remedied by Landlord within thirty (30) days after Tenant's notice, provided that Tenant


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provides Landlord with reasonable access to the Original Space during normal work hours to complete the Punchlist Items and, provided, further, that Landlord shall have such additional time as may be necessary to complete or remedy any Punchlist Items related to the heating, air conditioning and ventilation (HVAC) aspects of the Upgrade Improvements.

     2. Commencing on the Increased Rent Commencement Date and continuing through the fifth anniversary of the last day of the calendar month in which Substantial Completion of the Upgrade Improvements occurs (the "Rent Adjustment Date"), the annual Base Rent for the Original Space shall be the current Base Rent for the Original Space ($358,570 or $28.75/square foot) increased based on the construction cost of the Upgrade Improvements as follows. For every $40/square foot that the Landlord contributes to the construction costs, the Base Rent for the Original Space will increase by $8/square foot. Accordingly, as Landlord shall contribute $730,000.00 toward the construction costs, the Base Rent for the Original Space shall increase by $146,000, or $11.71/square foot from the Increased Rent Commencement Date to $504,570, or $40.46/square foot. Such Base Rent shall be payable in monthly installments equal to one twelfth of the annual Base Rent.

     3. The term of the Lease shall consist of the term of the Original Lease and shall continue until the tenth anniversary of the last day of the calendar month in which Substantial Completion of the Upgrade Improvements occurs (such period being referred to herein as the "New Term"), subject to renewal as provided for in this Lease. The "Increased Rent Commencement Date" shall mean the date of Substantial Completion of the Upgrade Improvements.

     4. Tenant agrees to lease the 7,900 square feet in the Building currently occupied by V-Comm (the "V-Comm Space") upon Landlord's delivery of possession of the V-Comm Space


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to Tenant. Landlord shall use all commercially reasonable efforts to deliver possession of the V-Comm Space to Tenant as soon as possible; provided, however, that in the event that Landlord is unable to deliver possession of the V-Comm Space to Tenant by June 1, 2004, Tenant, by written notice to Landlord, may elect to terminate all of Tenant's obligations under this Lease with respect to the V-Comm Space. Landlord shall deliver the V-Comm Space free of all personal property, waste materials, rubbish, tools, equipment signs, and surplus materials, in a broom clean condition. Tenant acknowledges and agrees that except as set forth in the preceding sentence, Landlord shall not perform any work or make any improvements to the V-Comm Space and Tenant shall accept the V-Comm Space in its "as is" condition. Commencing on the day Landlord delivers possession of the V-Comm Space to Tenant (the "V-Comm Space Commencement Date"), and continuing through the Rent Adjustment Date, Tenant shall pay Landlord annual Base Rent for the V-Comm Space equal to $15.50/square foot, which shall be payable in monthly installments equal to one twelfth of such annual Base Rent, and Tenant shall pay Additional Rent in accordance with Paragraph 8 with respect to the V-Comm Space. Any improvements to the V-Comm Space shall be made at the sole cost and expense of Tenant in accordance with Paragraphs l(b), (e),
(g) and (h).

     5. Tenant shall have an option to lease the 6,400 square feet in the Building currently occupied by Hamilton Gymnastics (the "Hamilton Gymnastics Space"), which option may be exercised by Tenant by providing Landlord written notice of such exercise at any time before August 1, 2005. Upon Landlord's receipt of Tenant's notice, Landlord shall use all commercially reasonable efforts to deliver possession of the Hamilton Gymnastics Space to Tenant as soon as possible; provided, however, that in the event that Landlord is unable to deliver possession of the Hamilton Gymnastics Space to Tenant by the date that is one year after


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the date of Tenant's notice, Tenant, by written notice to Landlord, may elect to terminate all of Tenant's obligations under this Lease with respect to the Hamilton Gymnastics Space. Landlord shall deliver the Hamilton Gymnastics Space free of all personal property, waste materials, rubbish, tools, equipment signs, and surplus materials, in a broom clean condition. Tenant acknowledges and agrees that except as set forth in the preceding sentence, Tenant shall accept the Hamilton Gymnastics Space in its "as is" condition. Commencing on the day Landlord delivers possession of the Hamilton Gymnastics Space to Tenant (the "Hamilton Gymnastics Space Commencement Date"), and continuing through the Rent Adjustment Date, Tenant shall pay Landlord annual Base Rent for the Hamilton Gymnastics Space equal to $12.00/square foot, which shall be payable in monthly installments equal to one twelfth of such annual Base Rent, and Tenant shall pay Additional Rent in accordance with Paragraph 8 with respect to the Hamilton Gymnastics Space. Any improvements to the Hamilton Gymnastics Space shall be made at the sole cost and expense of Tenant in accordance with Paragraphs l(b),
(e), (g) and (h).

     6. Landlord and Tenant hereby acknowledge and agree that the Tenant is leasing, and shall continue to lease, the Reserved Space (as defined in the Original Lease), which Reserved Space shall not be improved in connection with the Upgrade Improvements. Commencing on the Increased Rent Commencement Date and continuing through the Rent Adjustment Date, the annual Base Rent for the Reserved Space shall be $12.00/square foot, which Tenant shall pay to Landlord in monthly installments equal to one twelfth of such annual Base Rent, and Tenant shall pay Additional Rent in accordance with Paragraph 8 with respect to the Reserved Space.

     7. Commencing on the Rent Adjustment Date and continuing through the expiration of the New Term, the annual Base Rent, including, as applicable, the Base Rent for the Original


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Space, the V-Comm Space, the Hamilton Gymnastics Space and the Reserved Space,
shall be equal to the then current annual Base Rent plus fifteen percent (15%).

     8. Tenant shall pay the cost of Common Area Expenses, as Additional Rent, based on the following schedule: (i) during the 2004 calendar year 2004, $1.91/square foot; and (ii) during each subsequent calendar year or portion thereof during the Term, an amount equal to the Common Area Expenses for the immediately preceding calendar year plus three percent (3%). Tenant shall pay the Common Area Expenses in monthly installments equal to one twelfth of the annual amount. Tenant shall also pay its proportionate share of real estate and personal property taxes as more particularly described in the Original Lease. For the V-COMM and Hamilton Gym spaces, the Management Fee shall be 3% of the Net Rent; for the Valera space, the Management Fee shall be 2% of the Net Rent.

     9. Provided the Tenant is not in default hereunder, it has the right to renew the Lease, for two additional 5 year terms after expiration of the New Term. Each renewal term shall be upon the same terms and conditions as contained in the Lease, except that the annual Base Rent for each renewal term shall equal the annual Base Rent in the final year of the then current term plus fifteen percent (15%). The option of the Tenant to renew this Lease is expressly conditioned upon the Tenant delivering to the Landlord a notice, in writing, by certified mail, return receipt requested at least 180 days prior to the date fixed for termination of the New Term or the first renewal term, whichever applies.

     10. Except as set forth above, all other terms and conditions of the Lease shall remain in full force and effect, unimpaired and unmodified.

     11. This Amendment shall be binding upon the parties hereto, their heirs, successors and assigns.


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     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands or caused these presents to be executed by their proper corporate officers the day and year first above written.

                                     CEDAR BROOK CORPORATE CENTER, L.P.
                                     By Corporate 130, Inc., its General Partner


                                     By: /s/ A. Joseph Stern
                                         ---------------------------------------
                                         A. Joseph Stern, President


                                     VALERA PHARMACEUTICALS, INC.


                                     By: /s/ David S. Tierney
                                         ---------------------------------------
                                         David S. Tierney, President and CEO


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                                    Exhibit A
                                      Plans

                           [To be attached by Tenant.]
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                                    Exhibit B
                               Construction Budget